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                        Entertainment Properties Trust
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                                [EPR LETTERHEAD]

 ENTERTAINMENT PROPERTIES DENIES KEY CONDITION TO BRT REALTY'S TENDER OFFER AND
                     URGES SHAREHOLDERS TO REJECT THE OFFER

                                                                  April 17, 2001

Dear Fellow Shareholder:

     Over the last two weeks we have been communicating with you regarding the costly and self-serving distraction that BRT Realty Trust and Mr. Fredric Gould have imposed upon our management and board of trustees by seeking to gain greater influence over our company. We have attempted to cut through the rhetoric by stating the facts in order to give our shareholders the proper context in which to view this person and his attempt to unseat our trustee up for election, Mr. Scott Ward, who has received the unanimous endorsement of our nominating committee. We have provided you with numerous reasons why we believe our candidate, Scott Ward, SHOULD serve as trustee and BRT Realty's candidate, Fred Gould, SHOULD NOT serve as trustee.

     Now, in connection with its campaign to elect its candidate, BRT Realty has commenced a tender offer for SOME of our shares. This is another in the long list of transactions proposed by Mr. Gould for the benefit of his company and not our company. Our board of trustees, in looking out for the interests of all our shareholders, has rejected each of these proposals. Most importantly, the nature of these proposals and the timing of this latest proposal has convinced us that Mr. Gould is unlikely to be a positive addition to our board. We believe that THE BRT TENDER OFFER IS MORE OF THE SAME AND WOULD BENEFIT MR. GOULD'S COMPANY WHILE SUBJECTING OUR COMPANY, AND YOUR INVESTMENT IN IT, TO SIGNIFICANT RISKS.

             BRT'S PARTIAL TENDER OFFER PRESENTS SIGNIFICANT RISKS

     We strongly oppose BRT Realty's PARTIAL TENDER OFFER because we do not believe that the purchase of less than 7% of our shares by BRT Realty offsets the significant risks to our company and to our shareholders we believe are associated with completion of such offer. To complete the partial tender offer, the following would occur:

     - BRT would have an unqualified exemption from our company's ownership
       limitation. RISK:   BRT Realty could, subsequent to the completion of its
       partial tender offer, obtain control of our company WITHOUT PAYING A CONTROL PREMIUM by buying our shares in the open market. If BRT Realty were proposing to acquire our entire company at this time, which it is not, this would not be an issue. BRT Realty could also unilaterally control our status as a REIT, which would affect our dividend paying capacity, by actions it took with its own company and our company. Our board has determined not to grant the requested exemption to BRT Realty.

     - A significant percentage of BRT Realty's assets would consist of our
       shares. RISK:   We believe this could cause significant regulatory
       problems for BRT Realty and us if it were considered an investment company that needed to be registered. We also believe it would closely associate our company and our shares with Mr. Gould's company and its record of poor performance that we have told you about previously.

     - Mr. Gould would need to be elected as a trustee.   RISK:   Mr. Gould's
       candidacy has been rejected by our nominating committee as not in the best interests of our company and our shareholders. We believe his record as a corporate executive with BRT Realty is inconsistent with the goals of our company.

     - Mr. Gould would need to be qualified as a trustee.   RISK:   We have
       informed Mr. Gould that a federal law prohibits a person from serving as a director of competing companies. Despite serving as the director of a company that publicly states that it competes with us, and pursuing competitive projects for that company and BRT Realty with at least two of our tenants, Mr. Gould has not explained why this law does not apply to him.

                        DON'T LET HISTORY REPEAT ITSELF!

     We think that it is also important for you to know that in 1989 Mr. Gould led a group that made a hostile tender offer for a portion of a public REIT for $16.00 per share. Today, over ten years after he assumed control of that company, its shares trade at less than $12.25 per share, down over 23%.

     We fully support having qualified independent trustees with experience that will benefit our shareholders, as indicated by the makeup of our board. We are also prepared to support any transaction that benefits all our shareholders. WE OPPOSE MR. GOULD SERVING AS A TRUSTEE AND ENTERING INTO OR SUPPORTING TRANSACTIONS, SUCH AS THE PARTIAL TENDER OFFER, THAT WOULD BENEFIT HIS COMPANY WHILE PRESENTING SIGNIFICANT RISKS AND PROVIDING LITTLE OR NO BENEFIT TO OUR COMPANY.

     NO MATTER HOW MANY SHARES YOU OWN, YOUR VOTE IS IMPORTANT SO PLEASE ACT PROMPTLY. PLEASE INDICATE YOUR SUPPORT FOR OUR TRUSTEES, AND OUR CANDIDATE MR. SCOTT WARD, BY RETURNING THE BLUE PROXY CARD TODAY AND IGNORING ANY FURTHER CORRESPONDENCE FROM BRT REALTY OR MR. GOULD.

     FOR THE REASONS SET FORTH ABOVE, WE ALSO RECOMMEND THAT YOU REJECT THE PARTIAL TENDER OFFER AND DO NOT TENDER ANY SHARES TO BRT REALTY.

     Our trustees and management appreciate your continued support.

                                          Very truly yours,

                                          /s/ David Brain
                                          David Brain
                                          President & CEO

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